UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 1, 2006

(Date of earliest event reported)

IMAGE SENSING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-26056

Minnesota	41-1519168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, Minnesota 55104

(Address of principal executive offices, including zip code)

(651) 603-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective September 1, 2006, the Board of Directors of Image Sensing Systems, Inc. (the “Company”) approved (1) an annual retainer of $12,000 to be paid to each of the Company’s non-employee directors, (2) an annual retainer of $4,000 to be paid to the non-employee Chair of the Board of Directors, (3) an annual retainer of $3,000 to be paid to the Chair of the Audit Committee and (4) an annual retainer of $2,000 to be paid to the Chairs of the Compensation and Stock Option Committee and the Nominating Committee. A summary sheet outlining the compensation paid by the Company to its non-employee directors is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On October 1, 2006, the Company elected Sven A. Wehrwein to the Company’s Board of Directors. In connection with Mr. Wehrwein’s election, the Company’s Compensation and Stock Option Committee granted Mr. Wehrwein a nonqualified stock option to purchase 18,000 shares of the Company’s common stock (the “Option”), effective October 2, 2006. The Option was granted pursuant to the terms and conditions of the Image Sensing Systems, Inc. 2005 Stock Incentive Plan. The Option has an exercise price equal to $12.61 per share, which was the last sale price of the Company’s common stock on October 2, 2006, the date of grant. The Option has a term of ten years and becomes exercisable in three equal installments on the first, second and third anniversary of the date of grant of the Option. The Option will immediately vest in full upon a change of control of the Company. Mr. Wehrwein will have 180 days to exercise the Option after his board service terminates.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As disclosed under Item 1.01 above, on October 1, 2006, Sven A. Wehrwein was elected to the Company’s Board of Directors. Mr. Wehrwein was also appointed to serve on the Audit Committee and the Compensation and Stock Option Committee of the Company’s Board of Directors. Mr. Wehrwein, 55, has provided financing-consulting services to emerging growth companies since 1999. Prior to that he gained over 30 years of experience in finance, accounting, and investment banking and served as Chief Financial Officer of InStent, Inc. and Digi International. Mr. Wehrwein received his Master’s in Management degree from the Sloan School at the Massachusetts Institute of Technology and is a Certified Public Accountant. Mr. Wehrwein also serves as a director of Synovis Life Technologies, Inc., Uroplasty, Inc. and Vital Images, Inc.

See Item 1.01 above for a description of the terms of Mr. Wehrwein’s option grant from the Company. The are no other arrangements or understandings between Mr. Wehrwein and any other persons pursuant to which he was selected as a director. Mr. Wehrwein does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $60,000, nor has Mr. Wehrwein had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Summary of Director Compensation for Image Sensing Systems, Inc., effective as of September 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.
By:	/s/ James Murdakes
James Murdakes Chief Executive Officer

Date:   October 5, 2006

EXHIBIT INDEX

10.1	Summary of Director Compensation for Image Sensing Systems, Inc., effective as of September 1, 2006.